Exhibit 3(vi)

FIRST AMENDMENT

TO SIXTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

H. J. HEINZ COMPANY, L.P.

This First Amendment to Sixth Amended and Restated Limited Partnership Agreement (this “Amendment”) of H. J. Heinz Company, L.P. (the “Partnership”), is entered into to be effective as of April 28, 2014 (the “Effective Date”), by Heinz GP LLC., a Delaware limited liability company (“HGP”), as the General Partner, and the entities named on Schedule A, as the Limited Partners. Capitalized terms used and defined in this Amendment shall have the meanings assigned to them in this Amendment (including those in the recital paragraphs), and capitalized terms used in this Amendment and not defined herein shall have the meanings assigned to them in the Current LP Agreement (as defined below), in each case, unless the context clearly requires otherwise.

R E C I T A L S:

WHEREAS, the Partnership is currently governed pursuant to that certain Sixth Amended and Restated Limited Partnership Agreement made and entered into as of June 9, 2013, (the “Current LP Agreement”): and

WHEREAS, the Management Board approves the amendment of the Current LP Agreement to reflect a change in the fiscal year end of the Partnership to conform with the change in the H.J. Heinz Company’s fiscal year end to the Sunday closest to December 31.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, hereby agree as follows:

1. Fiscal year. The definition of “Fiscal Year” in Section 1.01 shall mean “the 52- 53 week year ending on the Sunday closest to December 31”.

2. Quarter. The definition of “Quarter” in Section 1.01 shall mean “the period ending on the Sunday closest to the last day of March, June, September and December”.

3. Principal Place of Business. The principal place of business and the office of the Partnership in Section 2.02(b) shall be located at One PPG Place, Suite 3100, Pittsburgh, PA 15222.

4. Lea and Perrins. Inc Address. Notices for Lea and Perrins, Inc. in Section 14.03 shall be addressed as follows: Lea and Perrins, Inc., One PPG Place, Suite 3100, Pittsburgh, PA 15222, Attn: Secretary.

5. Nancy’s Specialty Foods Address. Notices for Nancy’s Specialty Foods in Section 14.03 shall be addressed as follows: Nancy’s Specialty Foods, One PPG Place, Suite 3100, Pittsburgh, PA 15222, Attn: Secretary.

6. Books and Records. Section 9.01 shall be amended to remove “audits to be performed and audited”.

7. Consent. Notwithstanding any contrary right or privilege which may be contained in the Current LP Agreement, all Partners consent to and ratify this Amendment and the Current LP Agreement (as amended by this Amendment) and each of the Partners agrees to be bound by all the terms, conditions and provisions of the Current LP Agreement as amended by this Amendment.

8. Power of Attorney. Pursuant to Section 10.05 of the Current LP Agreement, the General Partner is executing this Amendment as attorney-in-fact for the other Limited Partners.

9. No Dissolution/Continuation of the Partnership. The Partners agree to continue to serve as the partners of the Partnership and each agrees to continue the Partnership until the Partnership is terminated without reconstitution. Further, each of the Partners agrees (a) the business of the Partnership shall be deemed to have continued and (b) the Partnership has not been dissolved, terminated and shall not be wound up, as a result of the Issuance and Contribution, notwithstanding any contrary rights and privileges which may be contained in the Current LP Agreement.

10. Ratification and Confirmation. Except to the extent specifically amended by this Amendment, the parties hereto do hereby ratify and confirm the terms and provisions of the Current LP Agreement.

11. Effective Date. This Amendment is effective as of the date first above mentioned.

12. Binding Effect. Except as herein otherwise provided to the contrary, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their legal and personal representatives, successors and assigns; provided, however, that neither party shall have any right, power and authority to assign any rights, powers, duties or obligations hereunder.

13. Amendments. No amendment, alteration, modification or waiver of this Amendment, or any part hereof, shall be valid or effective unless in writing and signed by all the parties hereto.

14. Applicable Laws. The substantive laws of the State of Delaware and the applicable federal laws of the United States shall govern the validity, construction, enforcement and interpretation of this Amendment, and this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable federal laws of the United States.

15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart, and any of the parties hereto may execute this Amendment by signing any such counterpart.

16. Headings and Titles. The headings and titles of Articles, Sections, Sub-sections and Paragraphs herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the operative terms or provisions hereof or therein.

17. Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine, or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

18. Construction. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision or provisions shall be fully severable and shall not affect any other provision hereof and this Amendment shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

19. This Amendment. The words “herein,” “hereof,” “hereunder,” “hereby,” “this Amendment” and other similar reference shall be construed to mean and include this Amendment and all amendments thereof and supplements thereto unless the context should clearly indicate or require otherwise.

20. No Third Party Beneficiary Rights. This Amendment is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person, individual, corporation or entity, whatsoever, shall have any rights, interests, or claims hereunder or be entitled to any benefits under or on account of this Amendment as a third party beneficiary or otherwise.

21. Waiver. No consent or waiver, either expressed or implied, by any party to or of any breach or default by any other party, in the performance by such other party of the obligations thereof under this Amendment shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Amendment. Failure on the part of any party to complain or to pursue complaints with respect to any acts or failure to act of any other party, or failure on the part of any party to declare any other party in default, irrespective of how long such default continues, shall not constitute a waiver by such party of the rights and remedies thereof under this Amendment or otherwise at law or in equity.

22. Exhibits. All exhibits, schedules, attachments, annexed instruments and addenda referred to herein shall be considered a part of this Amendment as fully as if and with the same force and effect as if such exhibit, schedule, attachment, annex or addendum had been included herein in full.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the introductory paragraph hereof.

GENERAL PARTNER:

HEINZ GP LLC, a Delaware limited liability corporation

By:
Marcos Romaneiro President

LIMITED PARTNERS:

H. J. HEINZ COMPANY

H. J. HEINZ FINANCE COMPANY

NANCY’S SPECIALTY FOODS

HEINZ GP LLC (successor to KABOBS, INC.)

LEA AND PERRINS, INC.

By:	Heinz GP LLC, attorney-in-fact pursuant to the power of attorney granted in Section 10.05 of the Current LP Agreement

By:
Marcos Romaneiro President